NOVASTAR MORTGAGE, INC.,
                                   as Servicer,


                             FAIRBANKS CAPITAL CORP.,
                               as Back-up Servicer


                            FIRST UNION NATIONAL BANK,
                              as Bond Administrator,

                            THE CHASE MANHATTAN BANK,
                               as Indenture Trustee


                                       and


                 NOVASTAR MORTGAGE FUNDING TRUST, SERIES 1999-1,
                                    as Issuer






                               SERVICING AGREEMENT

                           Dated as of January 1, 1999


                              ----------------------



                     Fixed and Adjustable-Rate Mortgage Loans


                  NovaStar Mortgage Funding Trust, Series 1999-1
           NovaStar Home Equity Loan Asset-Backed Bonds, Series 1999-1

                                TABLE OF CONTENTS

                                                                              Page
ARTICLE I Definitions........................................................  2
    Section 1.01.Definitions.................................................  2
    Section 1.02.Other Definitional Provisions...............................  2
    Section 1.03.Interest Calculations.......................................  3
ARTICLE II REPRESENTATIONS AND WARRANTIES....................................  3
    Section 2.01.Representations and Warranties Regarding the Servicer.......  3
    Section 2.02.Existence...................................................  4
    Section 2.03.Enforcement of Representations and Warranties...............  4
ARTICLE III Administration and Servicing of Mortgage Loans...................  5
    Section 3.01.Servicer to Assure Servicing................................  5
    Section 3.02.Subservicing Agreements Between Servicer and Subservicers...  6
    Section 3.03.Successor Subservicers......................................  7
    Section 3.04.Liability of the Servicer...................................  7
    Section 3.05.Assumption or Termination of Subservicing Agreements by
                 Back-up Servicer............................................  8
    Section 3.06.Collection of Mortgage Loan Payments........................  9
    Section 3.07.Withdrawals from the Collection Account..................... 11
    Section 3.08.Collection of Taxes, Assessments and Similar Items;
                  Servicing Account.......................................... 12
    Section 3.09.Access to Certain Documentation and Information
                 Regarding the Mortgage Loans................................ 13
    Section 3.10.[Reserved] ................................................. 14
    Section 3.11.Maintenance of Hazard Insurance and Fidelity Coverage....... 14
    Section 3.12.Due-on-Sale Clauses; Assumption Agreements.................. 15
    Section 3.13.Realization Upon Defaulted Mortgage Loans................... 16
    Section 3.14.Bond Administrator to Cooperate; Release of Mortgage Files.. 18
    Section 3.15.Servicing Compensation...................................... 19
    Section 3.16.Annual Statements of Compliance............................. 19
    Section 3.17.Annual Independent Public Accountants' Servicing Report..... 20
    Section 3.18.Optional Purchase of Defaulted Mortgage Loans............... 20
    Section 3.19.Information Required by the Internal Revenue Service
                 Generally and Reports of Foreclosures and Abandonments of
                 Mortgaged Property.......................................... 21
    Section 3.20.Purchase of Converted Mortgage Loans........................ 21
    Section 3.21.[Reserved].................................................. 22
    Section 3.22.Servicing and Administrating of the MI Policies............. 22
    Section 3.23.Optional Termination of the Bonds........................... 24


                                       i



ARTICLE IV Remittance Reports................................................ 24
    Section 4.01.Remittance Reports.......................................... 24
    Section 4.02.Advances.................................................... 25
    Section 4.03.Compensating Interest Payments.............................. 26
ARTICLE V The Servicer....................................................... 26
    Section 5.01.Liability of the Servicer................................... 26
    Section 5.02.Merger or Consolidation of, or Assumption of the
                 Obligations of, the Servicer................................ 26
    Section 5.03.Limitation on Liability of the Servicer and Others.......... 26
    Section 5.04.Servicer Not to Resign...................................... 27
    Section 5.05.Delegation of Duties........................................ 28
    Section 5.06.Servicer to Pay Indenture Trustee's, Bond Administrator's
                 and Owner Trustee's Fees and Expenses; Indemnification...... 28
ARTICLE VI Default........................................................... 30
    Section 6.01.Servicing Default........................................... 30
    Section 6.02.Back-up Servicer to Act; Appointment of Successor........... 33
    Section 6.03.Notification to Bondholders................................. 34
    Section 6.04.Waiver of Defaults.......................................... 35
ARTICLE VII Miscellaneous Provisions......................................... 35
    Section 7.01.Amendment................................................... 35
    Section 7.02.Governing Law............................................... 35
    Section 7.03.Notices..................................................... 35
    Section 7.04.Severability of Provisions.................................. 37
    Section 7.05.Third-Party Beneficiaries................................... 38
    Section 7.06.Counterparts................................................ 38
    Section 7.07.Effect of Headings and Table of Contents.................... 38
    Section 7.08.Termination................................................. 38
    Section 7.09.No Petition................................................. 38
    Section 7.10.No Recourse................................................. 38
    Section 7.11.Limitation of Liability of the Owner Trustee................ 38
    Section 7.12.Renewable 90 Day Term of Servicer........................... 39
ARTICLE VIII Administrative Duties of the Servicer........................... 39
    Section 8.01.Administrative Duties....................................... 39
    Section 8.02.Records..................................................... 41
    Section 8.03.Additional Information to be Furnished...................... 41
ARTICLE IX THE BACK-UP SERVICER.............................................. 41
    Section 9.01.Representations and Warranties Regarding the Back-up
                 Servicer.................................................... 41
    Section 9.02.Back-up Servicing Fee....................................... 42


                                       ii


    Section 9.03.Fee to Back-up Servicer for Assumption of Servicing......... 42
    Section 9.04.Maintenance of Servicing Information by Back-Up Servicer.... 42
    Section 9.05.Additional Agreements....................................... 43

EXHIBIT A - MORTGAGE LOAN SCHEDULE                                         A-1

EXHIBIT B - FORM OF REQUEST FOR RELEASE                                    B-1

EXHIBIT C - FORM OF LIQUIDATION REPORT                                     C-1

            THIS SERVICING AGREEMENT, dated as of January 1, 1999, among NovaStar Mortgage, Inc., as Servicer (the "Servicer"), Fairbanks Capital Corp., as Back-up Servicer (the "Back-up Servicer"), First Union National Bank, as Bond Administrator (the "Bond Administrator"), The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee"), and NovaStar Mortgage Funding Trust, Series 1999-1, as Issuer (the "Issuer").

                          W I T N E S S E T H   T H A T:

            WHEREAS, pursuant to the terms of the Purchase Agreement, the Seller will sell the Initial Mortgage Loans and the related MI Policies to the Transferor on the Closing Date, who will then sell the Initial Mortgage Loans and the related MI Policies, and assign all of its rights under the Purchase Agreement, to the Depositor on the Closing Date;

            WHEREAS, pursuant to the terms of the Trust Agreement, the Depositor will sell the Initial Mortgage Loans and the related MI Policies, and assign all of its rights under the Purchase Agreement, to the Issuer, without recourse, on the Closing Date;

            WHEREAS, pursuant to the terms of the Indenture, the Issuer will pledge the Initial Mortgage Loans and the related MI Policies, and assign all of its rights under the Purchase Agreement, to the Indenture Trustee on the Closing Date;

            WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue, and transfer to or at the direction of the Issuer, the Bonds and the Subordinated Bonds;

            WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will transfer to the Depositor the Bonds, the Subordinated Bonds and the Certificates;

            WHEREAS, pursuant to the terms of the Underwriting Agreement, the Depositor will sell the Bonds to the Underwriter;

            WHEREAS, pursuant to the terms of the Purchase Agreement, the Depositor will transfer the Subordinated Bonds and the Certificates to the Transferor;

            WHEREAS, pursuant to the terms of the REMIC Interests Sale Agreement, the Transferor will sell the Subordinated Bonds to NRFC;

            WHEREAS, pursuant to the terms of this Servicing Agreement, the Servicer will service the Mortgage Loans; and

            WHEREAS, pursuant to the terms of the Converted Loan Purchase Agreement, the Converted Loan Purchaser will purchase the Converted Mortgage Loans from the Issuer.

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions.

            For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated as of January 1, 1999 (the "Indenture") among the Issuer, the Bond Administrator and the Indenture Trustee, which Definitions are incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02   Other Definitional Provisions.

   (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

   (b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

  (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

  (d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

  (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03   Interest Calculations.

            All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made in accordance with the terms of the related Mortgage Note and Mortgage. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

                                   ARTICLE II

                          REPRESENTATIONS AND WARRANTIES

Section 2.01  Representations and Warranties Regarding the Servicer.

            The Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, the Bond Insurer and the Bondholders, as of the Closing Date, that:

  (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer or the validity or enforceability of the Mortgage Loans;

  (ii) The Servicer has the corporate power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

  (iii) The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

  (iv) The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the certificate of incorporation or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; and

  (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Servicing Agreement or the Bonds or the Certificates which, to the knowledge of the Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement.

            The foregoing representations and warranties shall survive any termination of the Servicer hereunder.

Section 2.02   Existence.

            The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement.

Section 2.03   Enforcement of Representations and Warranties.

            The Servicer, on behalf of and subject to the direction of the Bond Administrator on behalf of the Indenture Trustee, as pledgee of the Mortgage Loans, or the Bond Insurer, shall enforce the representations and warranties and related obligations for breaches thereof of the Seller pursuant to the Purchase Agreement. Upon the discovery by the Seller, the Servicer, the Bond Administrator, the Indenture Trustee, the Issuer, the Owner Trustee or the Bond Insurer of a breach of any of the representations and warranties made in the Purchase Agreement, in respect of any Mortgage Loan which materially and adversely affects the value of the related Mortgage Loan or the interests of the Bondholders or the Certificateholders or the Bond Insurer, the party discovering such breach shall give prompt written notice to the other parties. The Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Purchase Agreement, the Seller either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan, in each instance in accordance with the Purchase Agreement; provided that the Seller shall, subject to the conditions set forth in the Purchase Agreement, have the option to substitute an Eligible Substitute Mortgage Loan or Eligible Substitute Mortgage Loans for such Mortgage Loan. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Estate and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date. For the month of substitution, distributions to the Payment Account pursuant to the Servicing Agreement will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loans and the Servicer shall promptly deliver the amended Mortgage Loan Schedule to the related

Subservicer, if any, the Bond Insurer, the Owner Trustee, the Indenture Trustee and the Bond Administrator.

            In connection with the substitution of one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Payment Account in the month of substitution). The Seller shall pay the Substitution Adjustment Amount to the Servicer and the Servicer shall deposit such Substitution Adjustment Amount into the Collection Account upon receipt.

            It is understood and agreed that the obligation of the Seller to cure such breach or purchase or substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, against the Seller, except as set forth in
Section 6.01 of the Purchase Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by the Seller, the Issuer shall assign to the Seller all of its right, title and interest in respect of the Purchase Agreement applicable to such Mortgage Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Servicer shall notify the Bond Administrator by certification signed by a Servicing Officer (which certification shall include a statement to the effect that the Repurchase Price has been deposited in the Collection Account) and then the Bond Administrator on behalf of the Indenture Trustee shall deliver the Mortgage Files relating to such Mortgage Loan to the Servicer, together with all relevant endorsements and assignments prepared by the Servicer which the Bond Administrator, on behalf of the Indenture Trustee, shall execute or cause to be executed.

                                  ARTICLE III.

                  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01   Servicer to Assure Servicing

  (a) The Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Servicing Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. With the consent of the Bond Insurer, the Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. Subject to
Section 3.06(b), the authority of the Servicer, in its capacity as Servicer, and any Subservicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Subservicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Subservicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Servicer shall include, in addition, the power on behalf of the Bondholders, the Indenture Trustee, the Bond Insurer or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) upon receiving the consent of the Bond Insurer, consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Servicing Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Servicer and any Subservicer acting on its behalf may, and is hereby authorized, and empowered by the Indenture Trustee when the Servicer believes it is reasonably necessary in its best judgment in order to comply with its servicing duties hereunder, to execute and deliver, on behalf of itself, the Bondholders, the Indenture Trustee, the Bond Insurer or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the insurance policies and the accounts related thereto, and the Mortgaged Properties. The Servicer may exercise this power in its own name or in the name of a Subservicer. The Servicer will not waive any prepayment penalties without the consent of the Bond Insurer.

            The Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Servicing Agreement) to the Issuer and the Indenture Trustee under this Servicing Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

      (b) Notwithstanding the provisions of Subsection 3.01(a), the Servicer shall not take any action inconsistent with the interests of the Indenture Trustee, the Bond Insurer or the Bondholders or with the rights and interests of the Indenture Trustee, the Bond Insurer or the Bondholders under this Servicing Agreement.

      (c) The Bond Administrator shall furnish or shall cause the Indenture Trustee to furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Property and the Bond Administrator and the Indenture Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

Section 3.02   Subservicing Agreements Between Servicer and Subservicers

  (a) With the consent of the Bond Insurer, the Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Servicer hereunder. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement. Any Subservicing Agreement entered into by the Servicer shall include the provision that such Agreement may be immediately terminated (i) (x) with cause and without any termination fee by the Servicer hereunder and/or (y) without cause, in which case the Servicer shall be solely responsible for any termination fee or penalty resulting therefrom and (ii) at the option of the Bond Insurer upon the termination or resignation of the Servicer hereunder, in which case the Servicer shall be solely responsible for any termination fee or penalty resulting therefrom. In addition, each Subservicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Servicing Agreement. With the consent of the Bond Insurer, the Servicer and the Subservicers may enter into Subservicing Agreements and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements providing for, among other things, the delegation by the Servicer to a Subservicer of additional duties regarding the administration of the Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Servicing Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Bond Insurer or the Bondholders, without the consent of the Bond Insurer or, if a Bond Insurer Default exists, the holders of at least 51% of the aggregate Bond Principal Balance of the Outstanding Bonds.

  (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee, the Bond Insurer and the Bondholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

Section 3.03  Successor Subservicers.

            With the consent of the Bond Insurer, the Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Servicing Agreement; provided, however, that upon termination, the Servicer shall either act as servicer of the related Mortgage Loans or enter into an appropriate contract with a successor Subservicer reasonably acceptable to the Bond Administrator on behalf of the Indenture Trustee, and the Bond Insurer pursuant to which such successor Subservicer will be bound by all relevant terms of the related Subservicing Agreement pertaining to the servicing of such Mortgage Loans.

Section 3.04  Liability of the Servicer

  (a) Notwithstanding any Subservicing Agreement, any of the provisions of this Servicing Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall under all circumstances remain obligated and primarily liable to the Bond Administrator, the Indenture Trustee, the Bondholders and the Bond Insurer for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Servicing Agreement. The obligations and liability of the Servicer shall not be diminished by virtue of Subservicing Agreements or by virtue of indemnification of the Servicer by any Subservicer, or any other Person. The obligations and liability of the Servicer shall remain of the same nature and under the same terms and conditions as if the Servicer alone were servicing and administering the related Mortgage Loans. The Servicer shall, however, be entitled to enter into indemnification agreements with any Subservicer or other Person and nothing in this Servicing Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Servicing Agreement, the Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Subservicer received such payment.

  (b) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Bond Administrator, the Indenture Trustee, the Bond Insurer and the Bondholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.15.

Section 3.05 Assumption or Termination of Subservicing Agreements by Back-up Servicer

  (a) If the Back-up Servicer or its designee as the successor Servicer, shall assume the servicing obligations of the Servicer in accordance with Section 6.02 below, the Back-up Servicer, to the extent necessary to permit the Back-up Servicer to carry out the provisions of Section 6.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Servicer under each of the Subservicing Agreements. In such event, the Back-up Servicer or its designee as the successor Servicer shall be deemed to have assumed all of the Servicer's rights and obligations therein and to have replaced the Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the Back-up Servicer or its designee as a successor Servicer, except that the Back-up Servicer or its designee as a successor Servicer shall not be deemed to have assumed any obligations or liabilities of the Servicer arising prior to such assumption or as a result of the Back-up Servicer's terminating any Subservicer upon the Back-up Servicer becoming successor Servicer and the Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption or as a result of the Back-up Servicer's terminating any Subservicer upon the Back-up Servicer becoming successor Servicer.

  (b) The Back-up Servicer may, with the consent of the Bond Insurer, terminate any Subservicer upon becoming successor Servicer.

  (c) In the event that the Back-up Servicer or its designee as successor Servicer for the Back-up Servicer assumes the servicing obligations of the Servicer under Section 6.02, upon the request of the Back-up Servicer or such designee as successor Servicer, the Servicer shall at its own expense deliver to the Back-up Servicer, or at its written request to such designee, originals or, if originals are not available, photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements, or responsibilities hereunder to the Back-up Servicer, or at its written request to such designee as successor Servicer.

Section 3.06   Collection of Mortgage Loan Payments

  (a) The Servicer will coordinate and monitor remittances by Subservicers to it with respect to the Mortgage Loans in accordance with this Servicing Agreement.

  (b) The Servicer shall make its best reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best reasonable efforts to cause Subservicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Servicing Agreement. Consistent with the foregoing, the Servicer or the related Subservicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge (with the consent of the Bond Insurer), assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies; provided, however, that the Servicer or the related Subservicer may permit the foregoing only if it believes, in good faith, that recoveries of Monthly Payments will be maximized; provided further, however, that the Servicer may not without the prior written consent of the MI Insurer and the Bond Insurer permit any waiver, modification or variance which would (a) change the loan rate, (b) forgive any payment of principal or interest, (c) lessen the lien priority or
(d) extend the final maturity date of a Mortgage Loan past 12 months after the original maturity date on such Mortgage Loan. In the event the Servicer or related Subservicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Servicer shall nonetheless make an Advance or shall cause the related Subservicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Servicer or the related Subservicer to make an Advance shall apply only to the extent that the Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

  (c) Within five Business Days after the Servicer has determined that all amounts which it expects to recover from or on account of a Liquidated Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Servicer shall provide to (i) the Bond Administrator a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination and (ii) the Bond Insurer and the Bond Administrator a Liquidation Report in the form attached hereto as Exhibit C.

  (d) The Servicer shall establish a segregated account in the name of the Indenture Trustee (the "Collection Account"), which shall be an Eligible Account, in which the Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the Mortgage Loans received by it after the Cut-Off Date or, with respect to the Subsequent Mortgage Loans, the Subsequent Cut-off Date (other than in respect of the payments referred to in the following paragraph) within two Business Days following receipt thereof, including the following payments and collections received or made by it (without duplication):

  (i) all payments of principal or interest on the Mortgage Loans received by the Servicer directly from Mortgagors or from the respective Subservicer;

  (ii) the aggregate Repurchase Price of the Mortgage Loans purchased by the Servicer pursuant to Section 3.18 or by the Converted Loan Purchaser, pursuant to Section 3.20;

  (iii) Net Liquidation Proceeds;

  (iv) all proceeds of any Mortgage Loans repurchased by the Seller pursuant to the Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to the Purchase Agreement;

  (v) Insurance Proceeds, other than Net Liquidation Proceeds, and MI Insurance Proceeds resulting from any insurance policy maintained on a Mortgaged Property;

  (vi)  any Advance and any Compensating Interest payments;

  (vii) any other amounts received by the Servicer, including all Foreclosure Profits, assumption fees, prepayment penalties and any other fees that are required to be deposited in the Collection Account pursuant to this Servicing Agreement.

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account late payment charges payable by Mortgagors, as further described in Section 3.15, or amounts received by the Subservicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Collection Account is so deposited, the Servicer may at any time (prior to being terminated under this Servicing Agreement) withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall keep records that accurately reflect the funds on deposit in the Collection Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Collection Account for the benefit of the Owner Trustee, the Indenture Trustee, the Bondholders and the Bond Insurer, as their interests may appear.

            Funds in the Collection Account may be invested in Eligible Investments, but shall not be commingled with the Servicer's own funds or general assets or with funds respecting payments on mortgage loans or with any other funds not related to the Bonds. Income earned on such Eligible Investments shall be for the account of the Servicer.

  (e) The Servicer will require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Servicer, in one or more accounts in the name of the Indenture Trustee meeting the requirements of an Eligible Account, and such funds shall not be invested. The Subservicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and any other funds. Each Subservicer shall make remittances to the Servicer no later than one Business Day following receipt thereof and the Servicer shall deposit any such remittances received from any Subservicer within one Business Day following receipt by the Servicer.

Section 3.07   Withdrawals from the Collection Account

  (a) The Servicer shall, from time to time as provided herein, make withdrawals from the Collection Account of amounts on deposit therein pursuant to Section
3.06 that are attributable to the Mortgage Loans for the following purposes (without duplication):

  (i) to deposit in the Payment Account, by the fourth Business Day prior to each Payment Date, all collections on the Mortgage Loans required to be distributed from the Payment Account on a Payment Date;

  (ii) to the extent deposited to the Collection Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.11, or Liquidation Expenses, paid pursuant to Section 3.13, such withdrawal right being limited to amounts received on particular Mortgage Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds;

  (iii) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.15, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.06) and to pay the Back-up Servicer an amount equal to the Back-up Servicing Fee;

  (iv) to pay to itself or the Seller, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased by the Seller, the Servicer or other entity, all amounts received thereon and not required to be distributed to Bondholders as of the date on which the related Repurchase Price is determined;

  (v) to reimburse the Servicer or any Subservicer for any unreimbursed Advance of its own funds or any unreimbursed advance of such Subservicer's own funds, the right of the Servicer or a Subservicer to reimbursement pursuant to this subclause (v) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or advance was made;

  (vi) to reimburse the Servicer or any Subservicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer or such Subservicer pursuant to Section 3.13 in good faith in connection with the restoration of the related Mortgage Property which was damaged by the uninsured cause or in connection with the liquidation of such Mortgage Loan;

  (vii) to reimburse the Servicer or any Subservicer for any unreimbursed Nonrecoverable Advance previously made, and otherwise not reimbursed pursuant to this Subsection 3.07(a);

  (viii) to pay the Owner Trustee the Owner Trustee Fee;

  (ix) to withdraw any other amount deposited in the Collection Account that was not required to be deposited therein pursuant to Section 3.06;

  (x) to reimburse the Servicer for costs associated with the environmental report specified in Section 3.13(c);

  (xi) to clear and terminate the Collection Account upon a termination pursuant to Section 7.08;

  (xii) to pay to the Servicer income earned on Eligible Investments in the Collection Account;

  (xiii) to pay to the MI Insurer the monthly MI Premium due under each MI Policy from payments received (or Advances made) on account of interest due on the related Mortgage Loan; and

  (xiv) to make an Advance with respect to a delinquent Mortgage Loan from funds held in the Collection Account as contemplated by Section 4.02, provided that the amount withdrawn for such an Advance is immediately deposited into the Payment Account.

Withdrawals made pursuant to clause (xiii) shall be made on a first priority basis. In connection with withdrawals pursuant to clauses (ii), (iii), (iv), (v) and (vi), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses.

  (b) Notwithstanding the provisions of this Section 3.07, the Servicer may, but is not required to, allow the Subservicers to deduct from amounts received by them or from the related account maintained by a Subservicer, prior to deposit in the Collection Account, any portion to which such Subservicers are entitled as reimbursement of any reimbursable Advances made by such Subservicers.

Section 3.08 Collection of Taxes, Assessments and Similar Items; Servicing Accounts

  (a) The Servicer shall establish and maintain or cause the related Subservicer to establish and maintain, one or more Servicing Accounts. The Servicer or a Subservicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

  (b) The deposits in the Servicing Accounts shall be held in trust by the Servicer or a Subservicer (and its successors and assigns) in the name of the Indenture Trustee. Such Servicing Accounts shall be Eligible Accounts and, if permitted by applicable law, invested in Eligible Investments held in trust by the Servicer or a Subservicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment; withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer or a Subservicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Servicing Agreement. Amounts received from Mortgagors for deposit into the Servicing Accounts shall be deposited in the Servicing Accounts by the Servicer within two days of receipt. The Servicer shall advance from its own funds amounts needed to pay items payable from the Servicing Accounts if the Servicer reasonably believes that such amounts are recoverable from the related Mortgagor. The Servicer shall comply with all laws relating to the Servicing Accounts, including laws relating to payment of interest on the Servicing Accounts. If interest earned by the Servicer on the Servicing Accounts is not sufficient to pay required interest on the Servicing Accounts, the Servicer shall pay the difference from its own funds. The Servicing Accounts shall not be the property of the Issuer.

Section 3.09   Access to Certain Documentation and Information
               Regarding the Mortgage Loans.

            The Servicer shall provide, and shall cause any Subservicer to provide, to the Bond Administrator, the Indenture Trustee, the Owner Trustee and the Bond Insurer access to the documentation regarding the related Mortgage Loans and REO Property and to the Bondholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Bond Administrator and the Indenture Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or the Subservicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Bond Administrator, the Indenture Trustee, the Servicer or the Subservicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; provided, further, however, that the Bond Administrator, the Indenture Trustee, the Bond Insurer and the Owner Trustee shall coordinate their requests for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the Servicer or any Subservicer. The Servicer, the Subservicers, the Indenture Trustee and the Bond Administrator shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

Section 3.10  [Reserved]

Section 3.11  Maintenance of Hazard Insurance and Fidelity Coverage

  (a) The Servicer shall maintain and keep, or cause each Subservicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Principal Balance of the Mortgage Loan (or the combined Principal Balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan) or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause, provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1,500 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multi-peril policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. If the Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities from an insurer acceptable to the Bond Insurer insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in this Section 3.11(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 3.11(a) and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause without any right of reimbursement. Any such deposit by the Servicer shall be made on the last Business Day of the Due Period in the month in which payments under any such policy would have been deposited in the Collection Account. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Issuer, and the Indenture Trustee, claims under any such blanket policy.

  (b) Any amounts collected by the Servicer or a Subservicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged

Property or amounts released to the Mortgagor in accordance with the Servicer's or a Subservicer's normal servicing procedures, the Mortgage Note, the Security Instrument or applicable law) shall be deposited in the Collection Account.

  (c) Any cost incurred by a Servicer or a Subservicer in maintaining any such individual hazard insurance policies shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Bondholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs of maintaining individual hazard insurance policies shall be recoverable by the Servicer or a Subservicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Servicer from the Repurchase Price, to the extent permitted by Section 3.07.

  (d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Security Instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer shall use its best reasonable efforts to cause with respect to the Mortgage Loans and each REO Property flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,500 or 1% of the applicable amount of coverage, whichever is less.

  (e) If insurance has not been maintained complying with Subsections 3.11 (a) and (d) and there shall have been a loss which would have been covered by such insurance had it been maintained, the Servicer shall pay, or cause the related Subservicer to pay, for any necessary repairs without any right of reimbursement.

  (f) The Servicer shall present, or cause the related Subservicer to present, claims under any related hazard insurance or flood insurance policy.

  (g) The Servicer shall obtain and maintain at its own expense, and shall cause each Subservicer to obtain and maintain at its own expense, and for the duration of this Servicing Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer's and such Subservicer's officers, employees and other persons acting on its behalf in connection with its activities under this Servicing Agreement. The amount of coverage shall be consistent with industry standards but in an amount not less than presently maintained by the Servicer. The Servicer shall promptly notify the Bond Administrator, the Indenture Trustee and the Bond Insurer of any material change in the terms of such bond or policy. The Servicer shall provide annually to the Bond Administrator, the Indenture Trustee and the Bond Insurer a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Servicer shall, to the extent possible, give the Bond Administrator, the Indenture Trustee and the Bond Insurer ten days' notice prior to any such cessation and shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be deposited in the Collection Account.

Section 3.12  Due-on-Sale Clauses; Assumption Agreements

  (a) In any case in which the Servicer is notified by any Mortgagor or Subservicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Servicer shall enforce, or shall instruct such Subservicer to enforce, any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law. The Servicer or the related Subservicer may repurchase a Mortgage Loan at the Repurchase Price when the Servicer requires acceleration of the Mortgage Loan, but only if the Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Bond Administrator, the Indenture Trustee and the Bond Insurer, that such Mortgage Loan is in default or default is reasonably foreseeable. If the Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Servicer is authorized, and may authorize any Subservicer, to consent to a conveyance subject to the lien of the Mortgage, and, with the consent of the MI Insurer, if applicable, to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related Mortgage Loan shall continue to be covered by a hazard policy. In connection with any such assumption, no material term of the related Mortgage Note may be changed. The Servicer shall notify the Bond Administrator, the Indenture Trustee and the Bond Insurer, whenever possible, before the completion of such assumption agreement, and shall forward to the Bond Administrator the original copy of such assumption agreement, which copy shall be added by the Bond Administrator to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

  (b) Notwithstanding the foregoing paragraph or any other provision of this Servicing Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy.

Section 3.13  Realization Upon Defaulted Mortgage Loans.

  (a) The Servicer shall, or shall direct the related Subservicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06, except that the Servicer shall not, and shall not direct the related Subservicer to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste or other environmental hazards thereon unless the Servicer follows the procedures in Subsection (c) below. In connection with such foreclosure or other conversion, the Servicer in conjunction with the related Subservicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Bondholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.13(b). The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Bondholders after reimbursement to itself for such expenses and
(ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Collection Account pursuant to Section 3.07) or through Insurance Proceeds (respecting which it shall have similar priority). The Servicer shall be responsible for all costs and expenses constituting Liquidation Expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation) as set forth in Section 3.07. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Servicing Agreement to be Liquidation Proceeds.

            Any subsequent collections with respect to any Liquidated Mortgage Loan shall be deposited to the Collection Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Servicer may take into account any estimated additional Liquidation Expenses expected to be incurred in connection with the related defaulted Mortgage Loan.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee and held by the Bond Administrator, who shall hold the same on behalf of Indenture Trustee and the Issuer in accordance with the Indenture. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Mortgage Loan held as an asset of the Issuer until such time as such property shall be sold.

  (b) The Servicer shall not acquire any real property (or any personal property incident to such real property) on behalf of the Trust Estate except in connection with a default or reasonably foreseeable default of a Mortgage Loan. In the event that the Servicer acquires any real property (or personal property incident to such real property) on behalf of the Trust Estate in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Servicer on behalf of the Trust Estate within two years after its acquisition on behalf of the Trust Estate.

  (c) With respect to any Mortgage Loan as to which the Servicer or a Subservicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Servicer shall promptly notify the Bond Administrator, the Indenture Trustee, the Owner Trustee and the Bond Insurer and shall act in accordance with any such directions and instructions provided by the Bond Insurer, or if a Bond Insurer Default exists, by the Bond Administrator on behalf of, and after consulting with, the Indenture Trustee, as pledgee of the Issuer. Notwithstanding the preceding sentence of this Section 3.13(c), with respect to any Mortgage Loan described by such sentence, the Servicer shall, if requested by the Bond Insurer, obtain and deliver to the Issuer, the Bond Administrator, the Indenture Trustee, and the Bond Insurer an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards. The Servicer shall be entitled to reimbursement for such report pursuant to Section 3.07. If the Bond Insurer or Bond Administrator on behalf of the Indenture Trustee, as applicable, has not provided directions and instructions to the Servicer in connection with any such Mortgage Loan within 30 days of a request by the Servicer for such directions and instructions, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Estate (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage. The parties hereto acknowledge that the Servicer shall not obtain on behalf of the Issuer a deed as a result or in lieu of foreclosure, and shall not otherwise acquire possession of or title to, or commence any proceedings to acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the Owner Trustee as such and in its individual capacity could reasonably be considered to be a responsible party for any liability arising from the presence of any toxic or hazardous substance on the Mortgaged Property, unless the Owner Trustee as such and in its individual capacity has been indemnified to its reasonable satisfaction against such liability.

Section 3.14  Bond Administrator to Cooperate; Release of Mortgage Files.

  (a) Upon payment in full of any Mortgage Loan, the Servicer will immediately notify the Bond Administrator and the Indenture Trustee by a certification signed by a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account have been so deposited) and shall request delivery to the Servicer or Subservicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Bond Administrator on behalf of the Indenture Trustee shall promptly cause to be released the related Mortgage File to the Servicer or Subservicer and execute and deliver to the Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Servicer), together with the Mortgage Note with written evidence of cancellation thereon.

  (b) From time to time as is appropriate, for the servicing or foreclosure of any Mortgage Loan or collection under an insurance policy, the Servicer may deliver to the Bond Administrator a Request for Release signed by a Servicing Officer on behalf of the Servicer in substantially the form attached as Exhibit B hereto. Upon receipt of the Request for Release, the Bond Administrator on behalf of the Indenture Trustee shall deliver the Mortgage File or any document therein to the Servicer or Subservicer, as the case may be, as bailee for the Indenture Trustee.

  (c) The Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.14(b) to be returned to the Bond Administrator when the need therefor no longer exists, and in any event within 21 days of the Servicer's receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Bond Administrator, the Servicer, the related insurer or Subservicer to whom such file or document was delivered shall retain such file or document in its respective control as bailee for the Bond Administrator on behalf of the Indenture Trustee unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Bond Administrator and the Indenture Trustee, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Bond Administrator on behalf of the Indenture Trustee shall deliver the Request for Release with respect thereto to the Servicer upon deposit of the related Liquidation Proceeds in the Collection Account.

  (d) The Bond Administrator on behalf of the Indenture Trustee shall execute and deliver or cause to be executed and delivered to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Servicer shall deliver to the Bond Administrator and the Indenture Trustee a certificate of a Servicing Officer in which it requests the Bond Administrator on behalf of the Indenture Trustee to execute or cause to be executed the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Indenture Trustee's or the Bond Administrator's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the insurance policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

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


Section 3.15  Servicing Compensation.

  (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee (out of which it will pay the Back-up Servicer) from full payments of accrued interest on each Mortgage Loan. The Servicer shall be solely responsible for paying any and all fees with respect to a Subservicer, and the Back-up Servicer and the Trust Estate shall not bear any fees, expenses or other costs directly associated with any Subservicer.

  (b) The Servicer may retain additional servicing compensation in the form of late payment charges, to the extent such charges are collected from the related Mortgagors and investment earnings on the Collection Account. The Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Servicing Agreement and shall not be entitled in connection with servicing activities under this Servicing Agreement to reimbursement except as provided in this Servicing Agreement. Expenses to be paid by the Servicer without reimbursement under this Subsection 3.15(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.17.

Section 3.16  Annual Statements of Compliance.

            Within 90 days after December 31 of each year, the Servicer at its own expense shall deliver to the Bond Administrator, with a copy to the Bond Insurer and the Indenture Trustee and the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Servicing Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled its obligations under this Servicing Agreement in all material respects for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default; (iii) a review of the activities of each Subservicer during the Subservicer's most recently ended calendar year and its performance under its Subservicing Agreement has been made under such officer's supervision; and
(iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Subservicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Subservicer has performed and fulfilled its duties, responsibilities and obligations under this Servicing Agreement and its Subservicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Servicer to the Bondholders upon request or by the Bond Administrator at the expense of the Servicer should the Servicer fail to provide such copies.

Section 3.17  Annual Independent Public Accountants' Servicing Report.

  (a) Within 90 days after December 31 of each year, the Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants and are otherwise acceptable to the Bond Insurer to furnish a statement to the Servicer, which will be provided to the Bond Administrator, the Indenture Trustee, the Bond Insurer and the Rating Agencies, to the effect that, in connection with the firm's examination of the Servicer's financial statements as of the end of such calendar year, nothing came to their attention that indicated that the Servicer was not in compliance with Sections 3.06, 3.07 and 3.08 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

  (b) Within 90 days after December 31 of each year, the Servicer, at its expense, shall, and shall cause each Subservicer to cause, a nationally recognized firm of independent certified public accountants to furnish to the Servicer or such Subservicer, as the case may be, a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer or such Subservicer, as the case may be, which includes an assertion that the Servicer or such Subservicer, as the case may be, has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of first lien conventional single family mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall or shall cause each Subservicer to furnish a copy of such report to the Bond Administrator, the Indenture Trustee, the Rating Agencies and the Bond Insurer.

Section 3.18  Optional Purchase of Defaulted Mortgage Loans.

            The Servicer may repurchase any Mortgage Loan delinquent in payment for a period of 90 days or longer for a price equal to the Repurchase Price; provided, that the aggregate Principal Balance of Mortgage Loans repurchased by the Servicer may not exceed, without the consent of the Bond Insurer, 3% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount; and provided, further, that, unless the Bond Insurer consents otherwise, the Servicer must repurchase such mortgage loans in the reverse order of the respective number of days delinquent, including foreclosures. The procedure for such repurchase shall be the same as for repurchase by the Seller under the Purchase Agreement. Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no purchase or substitution pursuant to Section 2.03 or this Section 3.18 shall be made unless the Servicer provides to the Bond Administrator, the Indenture Trustee, the Owner Trustee and the Bond Insurer an Opinion of Counsel to the effect that such purchase or substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Estate, as defined in Section 860F of the Code or a tax or contributions to the Trust Estate under the REMIC Provisions, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Bonds are outstanding. Any Mortgage Loan to be purchased or substituted pursuant to this Section 3.18 shall be purchased or substituted (subject to compliance with this Section 3.18) upon the earlier of (x) the occurrence of a default or reasonably foreseeable default with respect to such Mortgage Loan or
(y) receipt by the Bond Administrator, the Indenture Trustee, the Owner Trustee and the

Bond Insurer of an Opinion of Counsel to the effect that such purchase or substitution will not result in the events described in clauses (i) and (ii) of the preceding sentence.

Section 3.19 Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.

            The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 1999, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer
(i) acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or
(ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J, Section 6050H (reports relating to mortgage interest received) and Section 6050P of the Code (reports relating to cancellation of indebtedness).

Section 3.20  Purchase of Converted Mortgage Loans.

            Pursuant to the Converted Loan Purchase Agreement, the Converted Loan Purchaser shall be obligated to purchase from the Issuer any Converted Mortgage Loans at the Repurchase Price. The Servicer shall promptly notify the Bond Insurer, the Bond Administrator, the Indenture Trustee and the Converted Loan Purchaser of each Mortgage Loan which becomes a Converted Mortgage Loan. If the Converted Loan Purchaser fails to purchase any Converted Loan, the Servicer shall be terminated and the Back-up Servicer shall be the Servicer and is obligated to make such purchase under the Converted Loan Purchase Agreement.

Section 3.21  [Reserved]

Section 3.22  Servicing and Administrating of the MI Policies.

  (a) The Servicer shall take all such actions on behalf of the Issuer as are necessary to service, maintain and administer the MI Policies and to perform the Issuer's obligations and enforce the Issuer's rights under the MI Policies, which actions shall conform to the standards of an institution prudently administering MI Policies for its own account. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Issuer to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the MI Policies. The Servicer shall make its best reasonable efforts to file all insured claims under the MI Policies and collect from the MI Insurer all Insurance Proceeds due to the Issuer under the MI Policies. The Servicer shall not take, or permit any subservicer to take, any action which would result in non-coverage under any applicable MI Policy of any loss which, but for the actions of the Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect each such MI Policy for the life of the Mortgage Loan; provided, however, that if a MI

Insurer Insolvency Event has occurred and is continuing, the Servicer shall, at the direction of the Bond Insurer, or, if a Bond Insurer Default has occurred and is continuing, may, terminate the MI Policy on any Mortgage Loan that is not then past due. Unless a Bond Insurer Default has occurred and is continuing, neither the Servicer, the Bond Administrator nor the Indenture Trustee shall terminate the MI Policy with respect to any Mortgage Loan without the prior written consent of the Bond Insurer. The Servicer shall cooperate with the MI Insurer and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer or to which the Servicer has access with respect to any Mortgage Loan.

  (b) The Servicer shall deposit into the Collection Account pursuant to Section 3.06(d)(v) hereof all MI Insurance Proceeds received from the MI Insurer under the terms of the MI Policies. The Servicer shall withdraw from the Collection Account and pay to the MI Insurer pursuant to Section 3.07(a)(xiii) hereof, the monthly MI Premiums due to the MI Insurer in accordance with the terms of the MI Insurance Agreement.

  (c) Notwithstanding the provisions of Subsection 3.22(a) and (b), the Servicer shall not take any action in regard to the MI Policies inconsistent with the interests of the Indenture Trustee, the Bond Insurer or the Bondholders or with the rights and interests of the Indenture Trustee, the Bond Insurer or the Bondholders under this Servicing Agreement; provided, however, that payments of the monthly MI Premiums to the MI Insurer pursuant to Subsection 3.22(b) above and Section 3.07(a)(xiii) hereof shall be deemed not to be inconsistent with such interests.

  (d) The Issuer and the Bond Administrator on behalf of the Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the MI Policies; provided, however, that neither the Bond Administrator nor the Indenture Trustee shall be liable for the actions of the Servicer under such powers of attorney.

  (e) If at any time during the term of this Agreement, a MI Insurer Insolvency Event has occurred and is continuing, the Servicer agrees to review, not less often than monthly, the financial condition of the MI Insurer with a view towards determining whether recoveries under the MI Policy are jeopardized for reasons related to the financial condition of the MI Insurer. In such event, the Servicer may obtain an additional MI Policy or a replacement MI Policy, the MI Premiums on which would be paid by the Servicer from the Collection Account pursuant to Section 3.07(a)(xiii) hereof. In the event that the Servicer is unable to obtain such additional MI Policy or replacement MI Policy, the Bond Insurer may, after consulting with the Servicer, obtain for the benefit of the Indenture Trustee, the Bondholders and the Bond Insurer an additional MI Policy or a replacement MI Policy, the MI Premiums on which would be paid by the Servicer from the Collection Account pursuant to Section 3.07(a)(xiii) hereof. The Servicer shall cooperate with and assist the Bond Insurer in obtaining any replacement or additional policy.

  (f) The Servicer shall give written notice to the MI Insurer of all "Defaults" and "Early Defaults" (as such terms are defined in the MI Policy) with respect to the Mortgage Loans or any other notice required to be given pursuant to the MI policy within the time frames and in the manner provided in the MI Policy.

  (g) The Servicer shall not authorize any assumption agreement with respect to any Mortgage Loan covered by a MI Policy without the prior written approval of the MI Insurer.

  (h) With respect to each Mortgage Loan covered by a MI Policy, the Servicer shall initiate foreclosure proceedings or other appropriate proceedings not later than 6 months after it is permitted to do so hereunder and under the Mortgage Loan and by applicable law, and shall provide copies of all notices and pleadings with respect thereto.

  (i) With respect to any Mortgage Loan covered by a MI Policy, the Servicer shall use its best efforts to obtain the MI Insurer's Consent with respect to any "Approved Sale" (as such term is defined in the MI Policy) of the related Mortgaged Property.

  (j)   [reserved]

  (k) The Servicer shall furnish to the Bond Insurer copies of all claims under any MI Policy made by the Servicer to the MI Insurer and all correspondence between the MI Insurer and the Servicer with respect to claims under any MI Policy made by the Servicer to the MI Insurer.

  (l) The Servicer shall comply with all other terms, conditions or obligations set forth in any MI Policy.

  (m) Following any MI Insurer Insolvency Event (excluding any such event that results solely under subparagraph (C) of the definition thereof), the Bond Insurer shall consult with the Servicer regarding whether or not to terminate the MI Policy with respect to any Mortgage Loan that is not then past due. The Bond Insurer shall give the Servicer thirty (30) days prior written notice of its intention to terminate the MI Policy with respect to any Mortgage Loan.

Section 3.23  Optional Termination of the Bonds

  (a) Pursuant to Section 8.07 of the Indenture, the Servicer shall have the option of purchasing 100% of the Mortgage Loans, causing the redemption of the Bonds in whole, but not in part, on any Payment Date on or after the Payment Date on which the aggregate Principal Balance of the Mortgage Loans in all four Groups is reduced to less than 10% of the Maximum Collateral Amount. The purchase price for Mortgage Loans in each Group will be an amount sufficient to pay 100% of the outstanding Bond Principal Balance of each Class of Class A Bonds and of each of the B Components as of the Payment Date on which the proposed purchase will take place in accordance with the foregoing, together with accrued and unpaid interest thereon (and on the Class IO Bonds) at the related Bond Interest Rate through such Payment Date (including any related Carry-Forward Amount), plus an amount sufficient to pay in full all amounts owing to the Bond Insurer, the Bond Administrator and the Indenture Trustee under the Indenture and the Insurance Agreement and the Servicer under the Servicing Agreement (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee, the

Bond Administrator and the Bond Insurer). Such termination must constitute a "qualified liquidation" of the REMIC established by the Issuer under Section 860F of the Code, including without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

  (b) In order to exercise the foregoing option, the Servicer shall, not less than 30 days prior to the proposed Payment Date on which such termination is to be made, provide written notice of its exercise of such option to the Bond Administrator, the Indenture Trustee, the Bond Insurer, the Owner Trustee and the Issuer. Following receipt of the notice, pursuant to the foregoing, the Bond Administrator, on behalf of the Indenture Trustee, shall provide notice to the Bondholders of the final payment on the Bonds, conduct a qualified liquidation of the Trust Estate and will remit funds from such liquidation to the Indenture Trustee to be applied to make final payments of principal and interest on the Bonds.

                                   ARTICLE IV

                                REMITTANCE REPORTS

Section 4.01  Remittance Reports.

            On the second Business Day following each Determination Date, the Servicer shall deliver to the Bond Administrator and the Bond Insurer a report, prepared as of the close of business on the Determination Date (the "Determination Date Report"), and shall forward to the Bond Administrator and the Bond Insurer in the form of computer readable electromagnetic tape or disk a copy of such report. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably available to the Servicer and that is required by the Bond Administrator for purposes of making the calculations and providing the reports referred to in the Indenture, as set forth in written specifications or guidelines issued by the Bond Administrator from time to time. Such information shall include the aggregate amounts required to be withdrawn from the Collection Account and deposited into the Payment Account pursuant to Section 3.07. Such information shall also include (a) the number of Mortgage Loans that prepaid in the previous month; (b) the loan balance of each such Mortgage Loan; (c) whether a prepayment penalty was applied to such Mortgage Loan; and (d) the amount of prepayment penalty with respect to each such Mortgage Loan (in each case broken out by Group). The Servicer agrees to cooperate with the Bond Administrator and the Bond Insurer in providing all information as is reasonably requested by the Bond Administrator and the Bond Insurer to prepare the reports required under the Indenture. The Servicer shall deliver the Determination Date Report to the Bond Insurer in the CPI S50Y magnetic tape format.

            The determination by the Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee, as such and in its individual capacity, and the Indenture Trustee and the Bond Administrator shall be fully protected in relying upon the same without any independent check or verification.

Section 4.02   Advances.

            If any Monthly Payment (together with any advances from the Subservicers) on a Mortgage Loan that was due on the immediately preceding Due Date and delinquent on the Determination Date is delinquent other than as a result of application of the Relief Act, the Servicer will deposit in the Collection Account not later than the fourth Business Day immediately preceding the related Payment Date an amount equal to such deficiency net of the related Servicing Fee for such Mortgage Loan, except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on such Mortgage Loan. Subject to the foregoing and in the absence of such a determination, the Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Servicer, been completely liquidated.

            The Servicer may fund an Advance from its own corporate funds, advances made by any subservicer or funds held in the Collection Account for future payment or withdrawal.

            Advances made from funds held in the Collection Account may be made by the Servicer from subsequent collections of principal and interest received on other Mortgage Loans and deposited into the Collection Account. Advances made from the Collection Account are not limited to subsequent collections of principal and interest received on the delinquent Mortgage Loan with respect to which an Advance is made. If on the fourth Business Day prior to any Payment Date funds in the Collection Account are less than the amount required to be paid to the Bondholders on such Payment Date, then the Servicer shall deposit its own funds into the Payment Account in the amount of the lesser of (i) any unreimbursed Advances previously made by the Servicer with funds held in the Collection Account or (ii) the shortfall in the Collection Account, provided, however, that in no event shall the Servicer deposit into the Collection Account an amount that is less than any shortfall in the Collection Account attributable to delinquent payments on Mortgage Loans which the Servicer deems to be recoverable and which has not been covered by an Advance from the Servicer's own corporate funds or any subservicer's funds. If applicable, on the fourth Business Day preceding each Payment Date, the Servicer shall present an Officer's Certificate to the Bond Administrator, the Indenture Trustee and the Bond Insurer (i) stating that the Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. The Bond Administrator shall forward a copy of such Officer's Certificate to the Bond Insurer.

Section 4.03   Compensating Interest Payments.

             The Servicer shall deposit in the Collection Account not later than the fourth Business Day preceding the Payment Date an amount equal to the Compensating Interest related to the related Determination Date. The Servicer shall not be entitled to any reimbursement of any Compensating Interest payment. Such Compensating Interest payment shall not relieve the Servicer of its obligation to pay the Back-up Servicing Fee.

                                   ARTICLE V

                                  THE SERVICER

Section 5.01   Liability of the Servicer.

            The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

Section 5.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.

            Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be, with the consent of the Bond Insurer, the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            The Servicer may fully assign all of its rights and delegate its duties and obligations under this Servicing Agreement; provided, that the Person accepting such assignment or delegation shall be a Person which is reasonably satisfactory to the Bond Administrator, the Indenture Trustee (as pledgee of the Mortgage Loans) and the Bond Insurer (in its sole discretion), is willing to service the Mortgage Loans and executes and delivers to the Bond Insurer, the Bond Administrator, the Indenture Trustee and the Issuer an agreement, in form and substance reasonably satisfactory to the Bond Insurer, the Bond Administrator, the Indenture Trustee and the Issuer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Servicing Agreement; provided, further, that each Rating Agency's rating of the Bonds in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) without taking into account the Bond Insurance Policy.

Section 5.03   Limitation on Liability of the Servicer and Others.

            Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Bond Administrator, the Indenture Trustee, the Bond Insurer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Bonds, including any amount paid to the Owner Trustee or the Bond Administrator on behalf of the Indenture Trustee pursuant to Section 5.06(b), other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Bondholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. The Servicer's right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Section 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any reimbursements or indemnification to the Servicer from the Issuer pursuant to this Section 5.03 shall be payable in the priority set forth in Section 3.05(a)(xi) of the Indenture.

Section 5.04   Servicer Not to Resign.

            Subject to the provisions of Section 5.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Issuer, the Bond Insurer, the Indenture Trustee and the Bond Administrator in writing and such proposed successor servicer is reasonably acceptable to the Issuer, the Indenture Trustee and the Bond Administrator; (b) each Rating Agency shall have delivered a letter to the Issuer, the Indenture Trustee, the Bond Insurer and the Bond Administrator prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Bonds or the then current rating of the Bonds without taking into account the Bond Insurance Policy; and (c) such proposed successor servicer is acceptable to the Bond Insurer, as evidenced by a letter to the Issuer, the Servicer, the Indenture Trustee and the Bond Administrator; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Back-up Servicer or its designee as successor Servicer shall have assumed the Servicer's responsibilities and obligations hereunder or the Back-up Servicer or its designee as successor Servicer shall have designated a successor servicer in accordance with Section 6.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 6.01 and 6.02 as obligations that survive the resignation or termination of the Servicer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Bondholder or the Bond Insurer for any amounts paid by the Servicer pursuant to any provision of this Servicing Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Bond Administrator, the Indenture Trustee and the Bond Insurer.

Section 5.05   Delegation of Duties.

            In the ordinary course of business, and with the consent of the Bond Insurer, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with the same standards with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04.

Section 5.06 Servicer to Pay Indenture Trustee's, Bond Administrator's and Owner Trustee's Fees and Expenses; Indemnification.

  (a) The Servicer covenants and agrees to pay to the Owner Trustee, the Bond Administrator and any co-trustee of the Indenture Trustee from time to time, and the Owner Trustee, the Bond Administrator and any such co-trustee shall be entitled to, reasonable compensation, including all indemnification payments (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Bond Administrator, the Indenture Trustee and any co-trustee of the Indenture Trustee, and the Servicer will pay or reimburse the Owner Trustee, the Bond Administrator, the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee, the Bond Administrator, the Indenture Trustee or any co-trustee of the Indenture Trustee in accordance with any of the provisions of this Servicing Agreement except any such expense, disbursement or advance as may arise from its negligence or bad faith.

  (b) The Servicer agrees to indemnify the Indenture Trustee, the Bond Administrator and the Owner Trustee (as such and/or in its individual capacity) for, and to defend and hold, the Indenture Trustee, the Bond Administrator and the Owner Trustee (as such and/or in its individual capacity), as the case may be, harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, incurred without gross negligence or willful misconduct on the part of the Indenture Trustee, the Bond Administrator or the Owner Trustee, as such and/or in its individual capacity, arising out of, or in connection with, the failure by the Servicer to perform its duties in compliance with this Servicing Agreement, including the reasonable costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document, provided that:

  (i) with respect to any such claim, the Indenture Trustee, the Bond Administrator or the Owner Trustee (as such and/or in its individual capacity), as the case may be, shall have given the Servicer written notice thereof promptly after the Bond Administrator, the Indenture Trustee or Owner Trustee (as such and/or in its individual capacity), as the case may be, shall have actual knowledge thereof;

  (ii) while maintaining control over its own defense, the Indenture Trustee, the Bond Administrator or Owner Trustee (as such and/or in its individual capacity), as the case may be, shall cooperate and consult fully with the Servicer in preparing such defense; and

  (iii) notwithstanding anything in this Servicing Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Indenture Trustee, the Bond Administrator or the Owner Trustee (as such and/or in its individual capacity), as the case may be, entered into without the prior consent of the Servicer, which consent shall not be unreasonably withheld.

            No termination of this Servicing Agreement shall affect the obligations created by this Section 5.06 of the Servicer to indemnify the Bond Administrator, the Indenture Trustee and the Owner Trustee (as such and/or in its individual capacity) under the conditions and to the extent set forth herein. This section shall survive the termination of this Servicing Agreement. Any amounts to be paid by the Servicer pursuant to this Subsection may not be paid from the Trust Estate.

            Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 5.06 shall not pertain to any loss, liability or expense of the Indenture Trustee, the Bond Administrator or the Owner Trustee (as such and/or in its individual capacity), including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee, the Bond Administrator or the Owner Trustee (as such and/or in its individual capacity) at the direction of the Securityholders, as the case may be, pursuant to the terms of this Servicing Agreement.

  (c) The Servicer agrees to indemnify the Issuer in an amount equal to the amount of any claim made under a MI Policy for which coverage is denied by the MI Insurer because (and if the MI Insurer's denial of coverage is contested by the Servicer, a court or arbitrator finally determines that coverage is not available under the MI Policy because) of the Servicer's failure to abide by the terms of the MI Policy or the MI Insurance Agreement or the Servicer's failure to abide by the NFI Underwriting Guidelines or the NFI Servicing Guidelines, as attached to the MI Insurance Agreement.

  (d) In the event the Back-up Servicer becomes the Servicer pursuant to Section
6.02 hereof, the Back-up Servicer shall not be obligated, in its individual capacity, to pay any obligation of the Servicer under clause (a), (b) or (c) above.

                                   ARTICLE VI

                                     DEFAULT

Section 6.01   Servicing Default.

            If any one of the following events (a "Servicing Default") shall occur and be continuing:

  (i) Any failure by the Servicer to deposit in the Collection Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement, including any Advances and Compensating Interest, which continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Issuer, the Indenture Trustee or the Bond Administrator or to the Servicer, the Issuer, the Indenture Trustee and the Bond Administrator by the Bond Insurer; or

  (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Bondholders or the Bond Insurer or the breach of any representation or warranty of the Servicer in this Servicing Agreement or in the Insurance Agreement which materially and adversely affects the interests of the Bondholders or the Bond Insurer, and which in either case continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Issuer, the Bond Administrator or the Indenture Trustee or to the Servicer, the Issuer, the Bond Administrator and the Indenture Trustee by the Bond Insurer; or

  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

  (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

  (v) Any failure by the Servicer to pay when due any amount payable by it under the terms of the Insurance Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Bond Insurer; or

  (vi) Failure on the part of the Seller or the Servicer to duly perform in any material respect any covenant or agreement set forth in the Insurance Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Bond Administrator, the Indenture Trustee, the Seller or the Servicer, as the case may be, by the Bond Insurer; or

  (vii) Any other Event of Default under the Insurance Agreement; or

  (viii) So long as the Seller is an affiliate, the parent of, under common control with, or the same company as the Servicer, any failure of the Seller to repurchase any Mortgage Loan required to be repurchased, or pay any amount due, pursuant to the Purchase Agreement which continues unremedied for a period of 30 days after the date upon which written notice of such failure shall have been given to the Servicer; or

  (ix) Failure on the part of the Converted Loan Purchaser to purchase any Converted Mortgage Loan pursuant to Section 3.20 hereof; or

  (x) (A) the Cumulative Loss Percentage (without giving any effect to coverage provided by any MI Policy) for any period set forth below exceeds the percentage set forth below:

-------------------------------------------------------------------------------
                   PERIOD                            CUMULATIVE LOSS %
-------------------------------------------------------------------------------
      January 2, 1999-- January 1, 2000                      1.00%
-------------------------------------------------------------------------------
      January 2, 2000-- January 1, 2001                      1.80%
-------------------------------------------------------------------------------
      January 2, 2001-- January 1, 2002                      2.05%
-------------------------------------------------------------------------------
      January 2, 2002-- January 1, 2003                      2.40%
-------------------------------------------------------------------------------
      January 2, 2003-- January 1, 2004                      3.00%
-------------------------------------------------------------------------------
      For any period thereafter                              4.05%
-------------------------------------------------------------------------------


            (B) Realized Losses on the Mortgage Loans (without giving any effect to coverage provided by any MI Policy) over any one twelve-month period exceed 1.30% of the sum of the aggregate Principal Balances of the Mortgage Loans as of the first day of such twelve month period; or

            (C) the Rolling Delinquency Percentage exceeds 15%; or

            (D) (i) NovaStar Financial, Inc. fails to secure long term (1 year or greater) committed financing facilities of at least $175,000,000 by May 1, 1999;

                (ii)  NovaStar   Financial,   Inc.  shall  fail  to  maintain  a
minimum net worth of $70,000,000; or

                (iii) the Converted Loan Purchaser shall fail to purchase any Converted Mortgage Loan pursuant to the Converted Loan Purchase Agreement;

then, (a) and in every such case, other than that set forth in (v), (vi) or
(vii) hereof, so long as a Servicing Default shall not have been remedied by the Servicer, either the Issuer, subject to the direction of the Indenture Trustee as pledgee of the Mortgage Loans, with the consent of the Bond Insurer, or the Bond Insurer, or if a Bond Insurer Default exists, the holders of at least 51% of the aggregate Bond Principal Balance of the Bonds, by notice then given in writing to the Servicer (and to the Bond Administrator, the Indenture Trustee and the Issuer if given by the Bond Insurer) or (b) in the case of the events set forth in (v), (vi) or (vii) hereof, the Bond Insurer or, if a Bond Insurer Default exists, the holders of at least 51% of the aggregate Bond Principal Balance of the Bonds, may, by notice to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Mortgage Loans hereunder during any period prior to the date of such termination and the Issuer, subject to the direction of the Indenture Trustee as pledgee of the Mortgage Loans, with the consent of the Bond Insurer, or the Bond Insurer may exercise any and all other remedies available at law or equity. Any such notice to the Servicer shall also be given to each Rating Agency, the Bond Insurer and the Issuer. On or after the receipt by the Servicer of such written notice or upon the failure of the Servicer to receive any Servicer Extension Notice contemplated in Section 7.12, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Bonds or the Mortgage Loans or otherwise, shall pass to and be vested in the Back-up Servicer, pursuant to and under this Section 6.01; and, without limitation, the Back-up Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Back-up Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer within one Business Day to the Back-up Servicer the administration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. In addition, the Servicer agrees promptly (and in any event no later than five Business Days subsequent to such notice or upon the failure of the Servicer to receive any Servicer Extension Notice contemplated in Section 7.12) to provide the Back-up Servicer with all documents and records requested by it to enable it to assume the Servicer's functions under this Servicing Agreement. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Servicing Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. For purposes of this Section 6.01, neither the Indenture Trustee nor the Bond Administrator, respectively, shall be deemed to have knowledge of a Servicer Default unless a Responsible Officer of the Indenture Trustee or the Bond Administrator, respectively, assigned to and working in the Indenture Trustee's Corporate Trust Office or the Bond Administrator's Corporate Trust Office, respectively, has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Default is received by a responsible officer of the Indenture Trustee or the Bond Administrator, respectively, and such notice references the Bonds or this Servicing Agreement.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan which was due prior to the notice terminating the Servicer's rights and obligations hereunder and received after such notice, that portion to which the Servicer would have been entitled pursuant to Sections
3.07 and 3.15 as well as its Servicing Fee in respect thereof, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

            The Servicer shall immediately notify the Indenture Trustee, the Bond Administrator, the Bond Insurer and the Owner Trustee in writing of any Servicing Default.

Section 6.02   Back-up Servicer to Act; Appointment of Successor.

  (a) On and after the time the Servicer receives a notice of termination pursuant to Section 6.01 or sends a notice pursuant to Section 5.04 or fails to receive any Servicing Extension Notice contemplated by Section 7.12, the Back-up Servicer (or another successor servicer selected by the Bond Insurer) on behalf of the Indenture Trustee on behalf of the Bondholders and the Bond Insurer shall be the successor in all respects to the Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including but not limited to the provisions of Article VIII. Nothing in this Servicing Agreement shall be construed to permit or require the Back-up Servicer or any other successor Servicer to (i) be responsible or accountable for any act or omission of the Servicer prior to the issuance of a notice of termination hereunder, (ii) require or obligate the Back-up Servicer, in its capacity as successor Servicer, to purchase, repurchase or substitute any Mortgage Loan,
(iii) fund any losses on any Eligible Investment directed by any other Servicer, or (iv) be responsible for the representations and warranties of the Servicer; provided, however, that the Back-up Servicer, as successor Servicer, or any other successor Servicer shall be required to make any required Advances to the extent that the Servicer failed to make such Advances. As compensation therefor, the Back-up Servicer or any other successor Servicer shall be entitled to the Servicing Fee.

  (b) Notwithstanding the above, if the Back-up Servicer (or another successor servicer selected by the Bond Insurer) is legally unable to so act, or if the Bond Insurer so elects, the Bond Administrator shall become the successor Servicer, subject to the same rights accorded to the Back-up Servicer under
Section 6.01 and this Section 6.02. If the Bond Administrator is legally unable to so act, the Bond Administrator may appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that any such successor Servicer shall be acceptable to the Bond Insurer, as evidenced by the Bond Insurer's prior written consent and provided further that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Bonds by the Rating Agencies or the ratings assigned to the Bonds without taking into account the Bond Insurance Policy. Pending appointment of a successor to the Servicer hereunder, unless the Bond Administrator is prohibited by law from so acting, the Bond Administrator shall act in such capacity (including the obligations of the Servicer to make Advances) as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the greater of the compensation which the Servicer or the Back-up Servicer would otherwise have received pursuant to Section 3.15 (or such lesser or greater compensation as the Bond Administrator and such successor shall agree; provided, however, that any greater compensation shall only be payable from amounts that otherwise would be distributed to the holders of the Subordinated Bonds). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Servicing Agreement prior to its termination as Servicer (including, without limitation, the obligation to purchase Mortgage Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.11 or to indemnify the Bond Administrator and the Indenture Trustee pursuant to Section 5.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Back-up Servicer and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

  (c) Any successor, including the Back-up Servicer, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans on behalf of the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.11.

  (d) Any successor Servicer, including the Back-up Servicer, shall not be deemed to be in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Collection Account or otherwise cooperate with any required servicing transfer or succession hereunder.
                                       35

Section 6.03   Notification to Bondholders.

            Upon any termination or appointment of a successor to the Servicer pursuant to this Article VI or Section 5.04, the Bond Administrator shall give prompt written notice thereof to the Bondholders, the Bond Insurer, the Indenture Trustee, the Owner Trustee, the Issuer and each Rating Agency.

Section 6.04   Waiver of Defaults.

            The Bond Administrator, on behalf of the Indenture Trustee, shall transmit by mail to all Bondholders and the Bond Insurer, within 5 days after the occurrence of any Servicing Default known to the Bond Administrator, unless such Servicing Default shall have been cured, notice of each such Servicing Default hereunder known to the Bond Administrator. The Bond Insurer or, if a Bond Insurer Default exists, the holders of at least 51% of the aggregate Bond Principal Balance of the Bonds may waive any default by the Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Bonds. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give notice of any such waiver to the Rating Agencies.

                                  ARTICLE VII.

                             MISCELLANEOUS PROVISIONS

Section 7.01   Amendment.

            This Servicing Agreement may be amended from time to time by the parties hereto with the prior written consent of the Bond Insurer, provided that any amendment be accompanied by a letter from the Rating Agencies to the effect that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Bonds or the rating then assigned to the Bonds without taking into account the Bond Insurance Policy.

Section 7.02   Governing Law.

            THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.03   Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, or sent by reputable overnight courier service to:

  (a)   in the case of the Servicer:

                        NovaStar Mortgage, Inc.
                        1900 W. 47th Place
                        Suite 205
                        Westwood, Kansas 66205
                        Attention: Chris Miller, Senior Vice President

  (b) in the case of the Bond Insurer:

                        Financial Security Assurance Inc.
                        530 Park Avenue
                        New York, New York  10022
                        Attention: Transaction Oversight
                                   NovaStar Home Equity
                                   Loan Asset-Backed
                                   Bonds, Series 1999-1, Class A
  (c) in the case of Rating Agencies:

                        Moody's Investors Service Inc.
                        99 Church Street
                        New York, New York  10007
                        Attention:  Rod Dubitsky

                        Standard & Poor's
                        26 Broadway
                        New York, New York  10004-1064
                        Attention:  Leslie Albergo

  (d) in the case of the Owner Trustee:

                        Wilmington Trust Company
                        1100 N. Market Street
                        Rodney Square North
                        Wilmington, Delaware  19890
                        Attention:  Corporate Trust Administrator


  (e) in the case of the Issuer:

                        c/o NovaStar Financial, Inc.
                        to NovaStar Mortgage Funding Trust, Series 1999-1 1901 W. 47th Place
                        Suite 105
                        Westwood, Kansas  66502
                        Attention: David J. Lee, Vice President

  (f) in the case of the Bond Administrator:

                        First Union National Bank
                        230 South Tryon Street, NC1179
                        9th Floor
                        Charlotte, NC  28288-1179
                        Attention: Robert Ashbaugh (NovaStar Mortgage Funding Trust, Series 1999-1

  (g) in the case of the Indenture Trustee:

                        The Chase Manhattan Bank
                        450 West 33rd Street
                        14th Floor
                        New York, NY  10001
                        Attention: Capital Markets Fiduciary Services, NovaStar 1999-1

  (h) in the case of the Back-up Servicer:

                        If by U.S. Mail:

                        Fairbanks Capital Corp.
                        P.O. Box 65250
                        Salt Lake City, Utah 84165-0250
                        Attention:  Terrell W. Smith
                        Fax No. (801) 293-1297
                        Phone No. (801) 293-1883

                        If by overnight delivery:

                        Fairbanks Capital Corp.
                        3815 South West Temple
                        Salt Lake City, Utah 84165-4412
                        Attention:  Terrell W. Smith

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Bondholder shall be given by first class mail, postage prepaid, at the address of such Bondholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Bondholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

Section 7.04   Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Bonds or the rights of the Bondholders thereof.

Section 7.05   Third-Party Beneficiaries.

            This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Bondholders, the Bond Insurer, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder. The Bond Administrator on behalf of the Indenture Trustee shall have the right to exercise all rights of the Issuer under this Agreement.

Section 7.06   Counterparts.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.07   Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 7.08   Termination.

            Except with respect to obligations of the Servicer relating to any representations and warranties or indemnities made by it in this Agreement, the respective obligations and responsibilities of the Servicer and the Issuer created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof.

Section 7.09   No Petition.

                  The Servicer, by entering into this Servicing Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join any institution against the Issuer or the Transferor, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer or the Transferor. This section shall survive the termination of this Servicing Agreement by one year.

Section 7.10  No Recourse.

            The Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Servicing Agreement.

Section 7.11  Limitation of Liability of the Owner Trustee.

            Notwithstanding any other provision herein or elsewhere, this Servicing Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Servicing Agreement, the Owner Trustee and Wilmington Trust Company shall be entitled to the benefits of the Trust Agreement.

Section 7.12  Renewable 90 Day Term of Servicer.

  (a) The Servicer hereby covenants and agrees to act as servicer under this Agreement for an initial term commencing on the Closing Date and expiring on April 30, 1999 (the "Initial Term"). Thereafter, the Initial Term may be extended for additional 90 calendar day terms, in the sole discretion of the Bond Insurer, by written notice (each, a "Servicer Extension Notice") of the Bond Insurer to the Servicer. Each such Servicer Extension Notice, if any, shall be delivered by the Bond Insurer to the other parties to this Agreement. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any Servicer Extension Notice, the Servicer shall be bound for the duration of the Initial Term and the term covered by any such Servicer Extension Notice to act as the Servicer, subject to and in accordance with the other provisions of this Agreement. The Servicer agrees that if, as of the tenth day prior to the last day of any such servicing term, the Servicer shall not have received a Servicer Extension Notice from the Bond Insurer, the Servicer shall, within five days thereafter, give written notice of such non-receipt to the Bond Insurer and the Indenture Trustee. The failure of the Bond Insurer to deliver a Servicer Extension Notice by the end of any such 90 calendar day term shall result in the automatic termination of the Servicer.



                                  ARTICLE VIII

                      ADMINISTRATIVE DUTIES OF THE SERVICER

Section 8.01   Administrative Duties.

  (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

  (b) Duties with Respect to the Issuer.

  (i) In addition to the duties of the Servicer set forth in this Servicing Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Servicing Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee or the Bond Insurer shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Servicing Agreement or any of the Basic Documents. In accordance with the directions of the Issuer, the Bond Insurer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Bonds (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Bond Insurer or the Owner Trustee and are reasonably within the capability of the Servicer.

  (ii) Notwithstanding anything in this Servicing Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Bond Insurer in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Certificateholder as contemplated in Section 5.03 of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

  (iii) In carrying out the foregoing duties or any of its other obligations under this Servicing Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect than with terms made available to unrelated third-parties.

  (c) Tax Matters. The Servicer shall provide such services as are reasonably necessary to assist the Issuer or the Bond Administrator, as applicable, in the preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement.

  (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee, the Bond Insurer and the Bond Administrator, of the proposed action and the Owner Trustee, the Indenture Trustee, the Bond Insurer and, with respect to items (A),
(B), (C) and (D) below, the Bond Administrator shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

            (A)   the amendment of or any supplement to the Indenture;

            (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

            (C) the amendment, change or modification of this Servicing Agreement or any of the Basic Documents;

            (D) the appointment of successor Certificate Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Certificate Registrar, Paying Agent, Bond Administrator or Indenture Trustee of its obligations under the Indenture; and

            (E) the removal of the Indenture Trustee or the Bond Administrator.

Section 8.02   Records.

            The Servicer shall maintain appropriate books of account and records relating to services performed under this Servicing Agreement, which books of account and records shall be accessible for inspection by the Issuer, Indenture Trustee and the Bond Insurer upon reasonable request and at any time during normal business hours.

Section 8.03   Additional Information to be Furnished.

            The Servicer shall furnish to the Issuer, the Bond Administrator, the Indenture Trustee and the Bond Insurer from time to time such additional information regarding the Bonds as the Issuer, the Bond Administrator, the Indenture Trustee or the Bond Insurer shall reasonably request.

                                  ARTICLE IX

                               THE BACK-UP SERVICER

Section 9.01   Representations and Warranties Regarding the Back-up Servicer.

            The Back-up Servicer represents and warrants to the Issuer and for the benefit of the Bond Administrator and the Indenture Trustee, as pledgee of the Mortgage Loans, the Bond Insurer and the Bondholders, as of the Closing Date, that:

  (i) The Back-up Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Back-up Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Back-up Servicer or the validity or enforceability of the Mortgage Loans;

  (ii) The Back-up Servicer has the corporate power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Back-up Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

  (iii) The Back-up Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

  (iv) The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by the Back-up Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Back-up Servicer or any provision of the certificate of incorporation or bylaws of the Back-up Servicer, or constitute a material breach of any mortgage, indenture, contract and other agreement to which the Back-up Servicer is a party or by which the Back-up Servicer may be bound; and

  (v) No litigation or administrative proceeding of or before any courts, tribunal or governmental body is currently pending, or to the knowledge of the Back-up Servicer threatened, against the Back-up Servicer or any of its properties or with respect to this Servicing Agreement or the Bonds or the Certificates which, to the knowledge of the Back-up Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement.

            The foregoing representations and warranties shall survive any termination of the Back-up Servicer hereunder.

Section 9.02   Back-up Servicing Fee.

            So long as the Servicer serves as servicer of the Mortgage Loans under this Servicing Agreement, the Servicer shall pay the Back-up Servicing Fee to the Back-up Servicer, on each payment date which shall be paid by the Servicer regardless of the existence of a Prepayment Interest Shortfall. If the Servicer or any other entity fails to pay such Back-up Servicing Fee within ten days after such amount is due, the Back-up Servicer may resign and terminate its obligations under this Agreement if such fee is not paid after an additional ten days notice to the Bond Insurer of such failure.

Section 9.03   Fee to Back-up Servicer for Assumption of Servicing.

            Upon the Back-up Servicer becoming the servicer of the Mortgage Loans under this Servicing Agreement, the Back-up Servicer shall be entitled to receive the Servicing Fee pursuant to Section 3.15.

Section 9.04   Maintenance of Servicing Information by Back-Up Servicer.

  (a) No later than the fifth Business Day of each calendar month, the Servicer shall deliver to the Back-up Servicer a complete set of servicing records in computer-readable form with respect to the payment, collection and other servicing activity of the Mortgage Loans during the preceding calendar month, which records shall contain sufficient data to permit the Back-up Servicer to assume the duties of the Servicer hereunder without delay on account of the absence of relevant servicing information. On at least a quarterly basis, the Back-up Servicer shall convert and "map" the data contained in such servicing records to its own servicing system, and shall provide the Bond Insurer and Bond Administrator no later than each March 15, September 15 and December 15, commencing on March 15, 1999, with an Officer's Certificate, to the effect that it has received from the Servicer each monthly submission of servicing data, has completed such conversion and mapping of the data delivered with respect to the three immediately preceding calendar months, and is capable of assuming the duties of the Servicer if required to so hereunder.

  (b) The Servicer shall cooperate with the Back-up Servicer, and shall provide to the Back-up Servicer information, regarding the Mortgage Loans and the servicing thereof as reasonably requested by the Back-up Servicer.

Section 9.05   Additional Agreements.

            Notwithstanding anything else contained in this Servicing Agreement, the Back-up Servicer does not assume (i) any responsibility to indemnify nor make any of the Seller's representations and warranties under the Purchase Agreement or the Depositor's or the Seller's or the Servicer's representations and warranties under (a) any document relating to the sale of the Mortgage Loans; (b) the Insurance Agreement and (c) the Indemnification Agreement; (ii) any obligation to pay a termination fee to any other subservicer pursuant to this Servicing Agreement; (iii) any obligations to purchase Mortgage Loans pursuant to any agreement other than pursuant to the Converted Loan Purchase Agreement, including, without limitation, the Purchase Agreement; (iv) any obligation to record the Mortgage Loans; provided, however, that if the Back-up Servicer cannot enforce any Mortgage Loan due to a lack of such recording, the Back-up Servicer shall record such mortgage at the Servicer's expense; or (v) any obligations of the Indenture Trustee or the Bond Administrator under the Basic Documents.

            IN WITNESS WHEREOF, the Servicer, the Bond Administrator, the Indenture Trustee and the Issuer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                    NOVASTAR MORTGAGE, INC.,
                                      as Servicer


                                    By: /s/ Michael L. Bamburg
                                       -----------------------
                                     Name: Michael L. Bamburg
                                          -------------------
                                     Title: Senior Vice President
                                           ----------------------


                                   NOVASTAR MORTGAGE FUNDING TRUST, SERIES
                                   1999-1, as Issuer

                                   By: WILMINGTON TRUST COMPANY, not  in its
                                   individual capacity but solely as Owner
                                    Trustee


                                    By: /s/ James D. Nesci
                                       -------------------
                                     Name: James D. Nesci
                                          ----------------
                                     Title: Authorized Signer
                                           -------------------



                                    FIRST UNION NATIONAL BANK,
                                    as Bond Administrator


                                    By: /s/ Robert Ashbaugh
                                       --------------------
                                     Name: Robert Ashbaugh
                                          -----------------
                                     Title: Vice President
                                           ----------------

                                    THE CHASE MANHATTAN BANK,
                                    not in its individual capacity but solely as Indenture Trustee


                                    By: /s/ Jennifer Cupo
                                       ------------------
                                     Name: Jennifer Cupo
                                          ---------------

                                     Title: Authorized Signer
                                           ------------------

                                      FAIRBANKS CAPITAL CORP.
                                      as Back-up Servicer


                                      By: /s/ Kim A. Stevenson
                                         ---------------------
                                        Name: Kim A. Stevenson
                                             -----------------
                                        Title: Executive Vice President
                                              --------------------------

                                    EXHIBIT A

                              MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:  REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:

Series #:

Account #:

Pool #:

Loan #:

Borrower Name(S):

Reason for Document Request: (circle one)       Mortgage Loan Prepaid in Full

                                                Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."

-------------------------------------

[Name of Servicer]

Authorized Signature

******************************************************************************

To Indenture Trustee: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

      Enclosed Documents:       [  ]  Promissory Note

                                [  ]  Mortgage or Deed of Trust

                                [  ]  Assignment(s) of Mortgage or Deed of Trust

                                [  ]  Title Insurance Policy

                                [  ]  Other:  ___________________________







Name


Title


Date

                                    EXHIBIT C

                            FORM OF LIQUIDATION REPORT



Customer Name:
Account Number:
Original Principal Balance:

1.    Type of Liquidation (REO disposition/charge-off/short pay-off)

      Date last paid
      Date of foreclosure
      Date of REO
      Date of REO Disposition
      Property Sale Price/Estimated Market Value at disposition

2.    Liquidation Proceeds

      Principal Prepayment                 $____________
      Property Sale Proceeds                ____________
      Insurance Proceeds                    ____________
      Other (itemize)                       ____________
      Total Proceeds                       $____________

3.    Liquidation Expenses

      Servicing Advances                    ____________
      Delinquency Advances                  ____________
      Monthly Advances                      ____________
      Servicing Fees                        ____________
      Other Servicing Compensation          ____________
      Total Advances                       $____________

4.    Net Liquidation Proceeds             $____________

      (Item 2 minus Item 3)

5.    Principal Balance of Mortgage Loan   $____________

6.    Loss, if any (Item 5 minus Item 4)   $____________



                                       C-1